Omada Health Reports Second Quarter 2025 Results
Revenue of $61 million, up 49%
52% Member Growth and Significant Progress Toward Profitability

SAN FRANCISCO - August 7, 2025 - Omada Health, Inc. (Nasdaq: OMDA), the virtual between-visit healthcare provider, today reported financial results for the second quarter ended June 30, 2025.

2025 Second Quarter Highlights
•Total Members of 752,000, up 52% compared to the second quarter of 2024
•Revenue of $61 million, up 49% compared to the second quarter of 2024
•GLP-1 Companion Success, with strong growth in members being supported by Omada’s GLP-1 companion programs - now available through two of the largest pharmacy benefit managers in the United States
•Omada Horizon Day: In May, Omada announced a new AI-agent, OmadaSpark, designed to deliver real-time motivational interviewing and nutrition education to members

“I’m proud of our second quarter results, with 49% year-over-year revenue growth, strong margin improvements, and continued progress toward profitability,” said Sean Duffy, Co-founder and CEO of Omada Health. “We believe our Q2 performance reflects Omada’s ability to capture tailwinds in cardiometabolic care, to effectively commercialize our GLP-1 Care Track, and to leverage advances in artificial intelligence for the benefit of our members.”

Other Second Quarter 2025 Financial Highlights
•Gross Margin of 66%, up from 60% in the second quarter of 2024
•Non-GAAP Gross Margin of 68%, compared to 63% in the second quarter of 2024
•Net Loss of $5 million, compared to a net loss of $11 million in the second quarter of 2024
•Adjusted EBITDA Loss of $0.2 million compared to a loss of $6.8 million in the second quarter of 2024
•Cash and Equivalents of $223 million

Please see the Non-GAAP Financial Measures section below and reconciliations of GAAP to non-GAAP measures at the end of this press release.

Financial Outlook
For the year ending December 31, 2025, Omada expects:
•Revenue in the range of $235 million to $241 million
•Adjusted EBITDA loss in the range of $9 million to $5 million

We have not provided an outlook for net loss (GAAP) or a reconciliation of expected adjusted EBITDA to net loss (GAAP) because net loss (GAAP) on a forward-looking basis is not available without unreasonable effort due to the potential variability and complexity of the items that are excluded from adjusted EBITDA, such as interest expense and income; loss on debt extinguishment; provision for income taxes; depreciation and amortization; share-based compensation; change in fair value of warrant liabilities; amortization of intangible assets; and loss on disposal of property and equipment.

Loan Repayment

On July 31, 2025, Omada fully repaid outstanding amounts under its term loan facility and revolving line of credit, with cumulative principal and accrued interest balances of $31.0 million and $0.4 million, respectively, ahead of their contractual maturity on June 1, 2028. Upon repayment, the related credit agreement automatically terminated in accordance with its terms. The extinguishment will reduce future interest expense and eliminate related debt covenants.

Conference Call

Omada Health will host a conference call at 1:30 p.m. PT/4:30 p.m. ET today, August 7, 2025, during which management will discuss second quarter results.

Those participating in the conference call can pre-register using the following link: https://register-conf.media-server.com/register/BIce129368a015484a8f39659a48a1631e.

A live audio webcast of the call will also be available online at https://investors.omadahealth.com. A replay will be available shortly after the conclusion of the call at the same link and will remain accessible for approximately 12 months.

About Omada Health

Omada Health is a virtual-first healthcare provider that nurtures lifelong health, one day at a time. Omada care teams implement clinically-validated behavior change protocols for individuals living with diabetes, hypertension, prediabetes, and musculoskeletal issues. With more than a decade of experience and data, and 29 peer-reviewed publications that showcase its clinical and economic results, Omada is designed to help improve health outcomes and contain healthcare costs. Omada’s scope exceeds 2,000 customers, including health plans, health systems, and employers ranging in size from small businesses to Fortune 500s.

The foundation of Omada’s success is a strong, vibrant work culture, which helped earn the company the distinction of becoming a certified Great Place to Work®. An industry leader,

Omada was the first virtual provider to join the Institute for Healthcare Improvement’s Leadership Alliance, reflecting the aim to complement primary care providers for the benefit of members, and affirming its guarantee to every partner: Omada works differently.

Great Place to Work® is the registered trademark of the Great Place to Work Institute and is used under license.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements contained in this press release include, but are not limited to, statements we make regarding relationship with PBMs and their pharmacy benefits coverage, GLP-1 progress, business trends, growth prospects and future financial and operating results, reduction in interest expense and elimination of debt covenants, and our financial outlook.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, macroeconomic and industry conditions and other factors. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, but are not limited to, the following: our limited operating history and ability to manage our growth effectively; our history of net losses and ability to achieve or maintain profitability; the ability of our programs to achieve and maintain market acceptance; changes in the healthcare industry and competition; the growth and success of our customers and channel partners; the number of individuals covered by our programs and the number of our programs covered by our customers; the level of member engagement in our programs; our ability to maintain and grow customer and channel partner relationships; concentration of a substantial portion of our sales among a limited number of customers and channel partners; our ability to attract new customers and channel partners and increase member enrollment from existing and new customers and channel partners; our ability to increase the size of our organization; our dependence on a limited number of third-party suppliers; the impact of seasonality on our financial results; our ability to achieve widespread brand awareness and the impact of any negative media coverage; our ability to develop and release new programs and services; cybersecurity threats; our dependence on the interoperability of our programs and connected devices with third-party devices, operating systems and applications; changes in laws or regulations or the implementation of existing laws and regulations; compliance with privacy and security laws and regulations; our and our affiliated professional entities’ compliance with healthcare regulatory laws; any modification in U.S. Food and Drug Administration enforcement policies; our dependence on our relationships with affiliated professional entities; and other risk factors identified in our filings with the Securities and Exchange Commission (the “SEC”), including our Registration Statement on Form S-1, as filed with the SEC, and other filings we may make with the SEC in the future, including our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

All forward-looking statements in this press release are based only on information currently available to us and speak only as of the date on which they are made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required under applicable law.

Investor Relations Contact
Allan Kells
ir@omadahealth.com

Media Contact:
Rose Ramseth
press@omadahealth.com

Omada Health, Inc.
Consolidated Balance Sheets

(in thousands, except share and per-share amounts)
(unaudited)

	June 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$223,146	$76,392
Accounts receivable, net (1)	33,287	23,417
Inventory	3,469	3,296
Deferred commissions, current	3,453	3,017
Prepaid expenses and other current assets	7,750	6,937
Total current assets	271,105	113,059
Property and equipment, net	6,484	5,625
Operating lease right-of-use asset	65	447
Deferred commissions, non-current	8,552	9,214
Intangible assets, net	3,291	4,263
Goodwill	13,240	13,240
Other assets	234	5,044
Total assets	$302,971	$150,892

Liabilities, redeemable convertible preferred stock and stockholders' equity (deficit)
Current liabilities
Accounts payable	$7,403	$4,168
Accrued expenses and other current liabilities (2)	25,060	29,840
Operating lease liability, current	-	415
Deferred revenue (3)	25,525	19,530
Total current liabilities	57,988	53,953
Long term debt	29,966	29,771
Warrant liabilities, non-current	430	2,252
Other liabilities, non-current	373	285
Total liabilities	88,757	86,261
Commitments and contingencies
Redeemable convertible preferred stock, $0.001 par value per share; no shares and 120,689 shares authorized as of June 30, 2025 and December 31, 2024, respectively; no shares and 118,219 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively, net of issuance costs	-	449,034
Stockholders' equity (deficit)
Common stock, $0.001 par value per share; 750,000 and 181,500 shares authorized as of June 30, 2025 and December 31, 2024, respectively; 57,321 and 8,157 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	56	8
Additional paid-in capital	672,883	59,555
Accumulated deficit	(458,725)	(443,966)
Total stockholders' equity (deficit)	214,214	(384,403)
Total liabilities, redeemable convertible preferred stock and stockholders' equity (deficit)	$302,971	$150,892

(1)Includes amounts from a related party of $15.1 million and $13.2 million as of June 30, 2025 and December 31, 2024, respectively.
(2)Includes amounts from a related party of $3.9 million and $2.2 million as of June 30, 2025 and December 31, 2024, respectively.
(3)Includes amounts from a related party of $18.7 million and $13.2 million as of June 30, 2025 and December 31, 2024, respectively.

Omada Health, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except per-share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue
Services (1)	$56,960	$38,351	$106,456	$70,255
Hardware (2)	4,411	2,861	9,878	6,052
Total revenue	61,371	41,212	116,334	76,307
Cost of revenue				-
Services (3)	12,673	10,759	25,417	21,055
Hardware	8,392	5,619	18,711	13,070
Total cost of revenue	21,065	16,378	44,128	34,125
Gross profit	40,306	24,834	72,206	42,182
Operating expenses
Research and development (4)	10,024	8,987	18,830	17,883
Sales and marketing (5)	22,318	15,191	42,488	32,387
General and administrative (6)	12,308	10,693	23,628	19,942
Total operating expenses	44,650	34,871	84,946	70,212
Operating loss	(4,344)	(10,037)	(12,740)	(28,030)
Other expense, net				-
Interest expense	1,094	1,132	2,168	2,262
Interest income	(863)	(85)	(1,405)	(614)
Change in fair value of warrant liabilities	736	(392)	1,256	(17)
Total other expense, net	967	655	2,019	1,631
Loss before provision for income taxes	(5,311)	(10,692)	(14,759)	(29,661)
Provision for income taxes	-	-	-	-
Net loss and comprehensive loss	$(5,311)	$(10,692)	$(14,759)	$(29,661)

Net loss per share - basic and diluted	$(0.24)	$(1.40)	$(0.98)	$(3.92)

Weighted-average shares outstanding - basic and diluted	21,971	7,649	15,107	7,571

(1)Includes amounts from a related party of $36.5 million and $21.2 million for the three months ended June 30, 2025 and 2024, respectively and $66.4 million and $38.6 million for the six months ended June 30, 2025 and 2024, respectively.
(2)Includes amounts from a related party of $2.6 million and $1.5 million for the three months ended June 30, 2025 and 2024, respectively and $6.0 million and $3.0 million for the six months ended June 30, 2025 and 2024, respectively.
(3)Includes amounts from a related party of $1.2 million and $0.8 million for the three months ended June 30, 2025 and 2024, respectively and $2.4 million and $1.7 million for the six months ended June 30, 2025 and 2024, respectively.
(4)Includes amounts from a related party of $0.5 million and $0.4 million for the three months ended June 30, 2025 and 2024, respectively and $1.0 million and $0.8 million for the six months ended June 30, 2025 and 2024, respectively.
(5)Includes amounts from a related party of $6.6 million and $3.6 million for the three months ended June 30, 2025 and 2024, respectively and $12.2 million and $7.2 million for the six months ended June 30, 2025 and 2024, respectively.
(6)Includes amounts from a related party of $0.4 million and $0.2 million for the three months ended June 30, 2025 and 2024, respectively and $0.7 million and $0.5 million for the six months ended June 30, 2025 and 2024, respectively.

Omada Health, Inc.
Share-based Compensation Summary

(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Services cost of revenue	$33	$53	$71	$105
Research and development	528	465	1,023	797
Sales and marketing	884	635	1,614	1,367
General and administrative	1,385	926	2,966	2,679
Total share-based compensation expense	$2,830	$2,079	$5,674	$4,948

Omada Health, Inc.
Consolidated Statements of Cash Flows

(in thousands)
(unaudited)

	Six Months Ended June 30,
	2025	2024
Operating activities
Net loss	$(14,759)	$(29,661)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	2,685	2,296
Share-based compensation	5,674	4,948
Loss on disposal of property and equipment	2	1
Amortization of debt issuance costs	252	193
Non-cash operating lease expense	382	358
Change in fair value of warrants	1,256	(17)
Provision for credit losses (1)	490	489
Amortization of deferred commissions	1,561	1,208
Changes in operating assets and liabilities
Accounts receivable (2)	(10,360)	(9,834)
Inventory	(173)	1,487
Prepaid expenses and other current assets	(870)	(495)
Deferred commissions	(1,423)	(3,661)
Other non-current assets	118	210
Accounts payable	1,016	(1,170)
Operating lease liabilities	(415)	(381)
Accrued expenses and other current liabilities (3)	(4,780)	(3,061)
Deferred revenue (4)	5,995	8,252
Other non-current liabilities	89	90
Net cash used in operating activities	(13,260)	(28,748)

Investing activities
Purchases of property and equipment	(586)	(336)
Capitalized internal-use software costs	(1,913)	(1,490)
Net cash used in investing activities	(2,499)	(1,826)

Financing activities
Proceeds from exercise of stock options	3,908	1,379
Payment of deferred offering costs	(1,927)	(2,277)
Proceeds from initial public offering, net of underwriting discounts and commissions	160,532	-
Net cash provided by (used in) financing activities	162,513	(898)

Net increase (decrease) in cash and cash equivalents	146,754	(31,472)
Cash and cash equivalents at beginning of period	76,392	115,643
Cash and cash equivalents at end of period	$223,146	$84,171
(1)Includes changes in related party balances of $(0.3) million and $0.1 million for the six months ended June 30, 2025 and 2024, respectively.
(2)Includes changes in related party balances of $1.9 million and $5.5 million for the six months ended June 30, 2025 and 2024, respectively.
(3)Includes changes in related party balances of $1.7 million and $0.8 million for the six months ended June 30, 2025 and 2024, respectively.
(4)Includes changes in related party balances of $5.5 million and $5.8 million for the six months ended June 30, 2025 and 2024, respectively.

Non-GAAP Financial Measures

We use certain financial measures not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”) to supplement the financial information in our consolidated financial statements, which are presented in accordance with GAAP. These non-GAAP financial measures include non-GAAP gross profit, non-GAAP gross margin, adjusted EBITDA, adjusted EBITDA margin, and free cash flow.

We define non-GAAP gross profit and non-GAAP gross margin as gross profit and gross margin, excluding share-based compensation expense, amortization of intangible assets, and depreciation and amortization.

We define adjusted EBITDA as net loss and comprehensive loss reported on our consolidated statements of operations, excluding the impact of interest expense, interest income, change in fair value of warrant liabilities, loss on debt extinguishment, provision for income taxes, share-based compensation expense, amortization of intangible assets, depreciation and amortization, and loss on disposal of property and equipment.

Free cash flow is net cash used in operating activities less purchases of property and equipment and capitalized internal-use software costs.

We believe these non-GAAP financial measures, when taken collectively with GAAP financial information, are useful to investors and others because they allow for additional information with respect to financial measures used by management in its financial and operational decision-making. However, there are a number of limitations related to the use of non-GAAP financial measures. Our presentation of non-GAAP financial measures may not be comparable to similar measures used by other companies. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand our business. Please see the tables included at the end of this release for the reconciliation of GAAP to non-GAAP results.

Key Metric

Total Members: A member is a person who is enrolled in one of our virtual care programs and that generated a billing event in the preceding 12 months. We believe growth in the number of members is a key indicator of the performance of our business for both investors and management as we monitor the performance of our business, as members primarily drive services revenue. The number of members depends, in part, on our ability to successfully market our services to new customers and channel partners, our ability to sell additional programs to existing customers and channel partners, and our ability to promote awareness of our programs among covered individuals and to encourage their enrollment.

Reconciliation of GAAP to Non-GAAP Financial Measures

The following tables reconcile to the specific items excluded from GAAP metrics in the calculation of non-GAAP metrics for the periods shown below:

Omada Health, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures - Adjusted EBITDA

(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

	(in thousands, except percentages)
GAAP net loss and comprehensive loss	$(5,311)	$(10,692)	$(14,759)	$(29,661)
Add:
Interest expense	1,094	1,132	2,168	2,262
Interest income	(863)	(85)	(1,405)	(614)
Change in fair value of warrant liabilities	736	(392)	1,256	(17)
Provision for income taxes	—	—	—	—
Share-based compensation expense	2,830	2,079	5,674	4,948
Amortization of intangible assets	470	502	972	1,004
Depreciation and amortization(1)	882	669	1,713	1,292
Loss on disposal of property and equipment	1	1	2	1
Adjusted EBITDA	$(161)	$(6,786)	$(4,379)	$(20,785)
GAAP net loss and comprehensive loss margin (as a percentage of revenue)	(8.7)%	(25.9)%	(12.7)%	(38.9)%
Adjusted EBITDA margin (as a percentage of revenue)	(0.3)%	(16.5)%	(3.8)%	(27.2)%
(1) Depreciation and amortization includes depreciation of property and equipment and amortization of capitalized internal-use software costs

Omada Health, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

	(in thousands, except percentages)
GAAP gross profit	$40,306	$24,834	$72,206	$42,182
Add:
Share-based compensation expense	33	53	71	105
Amortization of intangible assets	439	439	878	878
Depreciation and amortization(1)	786	568	1,527	1,100
Non-GAAP gross profit	41,564	25,894	74,682	44,265
GAAP gross margin (as a percentage of revenue)	65.7%	60.3%	62.1%	55.3%
Non-GAAP gross margin (as a percentage of revenue)	67.7%	62.8%	64.2%	58.0%

GAAP Research and development expense	$10,024	$8,987	$18,830	$17,883
Less:
Share-based compensation expense	528	465	1,023	797
Depreciation and amortization (1)	20	22	38	41
Non-GAAP research and development expense	$9,476	$8,500	$17,769	$17,045
Non-GAAP research and development expense (as a % of revenue)	15%	21%	15%	22%

GAAP Sales and marketing expense	$22,318	$15,191	$42,488	$32,387
Less:
Share-based compensation expense	884	635	1,614	1,367
Amortization of intangible assets	31	63	94	126
Depreciation and amortization (1)	29	31	56	58
Non-GAAP sales and marketing expense	$21,374	$14,462	$40,724	$30,836
Non-GAAP sales and marketing expense (as a % of revenue)	35%	35%	35%	40%

GAAP General and administrative expense	$12,308	$10,693	$23,628	$19,942
Less:
Share-based compensation expense	1,385	926	2,966	2,679
Depreciation and amortization (1)	47	48	92	93
Loss on disposal of property and equipment	1	1	2	1
Non-GAAP general and administrative expense	$10,875	$9,718	$20,568	$17,169
Non-GAAP general and administrative expense (as a % of revenue)	18%	24%	18%	22%

GAAP operating expense	$44,650	$34,871	$84,946	$70,212
Less:
Share-based compensation expense	2,796	2,026	5,602	4,843
Amortization of intangible assets	31	63	94	126
Depreciation and amortization (1)	96	101	186	192
Loss on disposal of property and equipment	1	1	2	1
Non-GAAP operating expense	$41,726	$32,680	$79,062	$65,050
GAAP operating expense (as a % of revenue)	72.8%	84.6%	73.0%	92.0%
Non-GAAP operating expense (as a % of revenue)	68.0%	79.3%	68.0%	85.2%

Omada Health, Inc.
Reconciliation of GAAP Net Cash Provided by Operating Activities to Free Cash Flow

(in thousands)
(unaudited)
	Six Months Ended June 30,
	2025	2024
Net cash used in operating activities	$(13,260)	$(28,748)
Purchases of property and equipment	(586)	(336)
Capitalized internal-use software development costs	(1,913)	(1,490)
Free Cash Flow	$(15,759)	$(30,574)
Other cash flow components:
Net cash used in investing activities	$(2,499)	$(1,826)
Net cash used in (provided by) financing activities	$162,513	$(898)